1 7958 South Chester Street, Centennial, CO Square Feet: 167,917 United Launch Alliance Corporate Headquarters First Quarter 2017 Supplemental Operating and Financial Data Select Income REIT Exhibit 99.2 All amounts in this report are unaudited.

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 2 TABLE OF CONTENT S PAGE/EXHIBIT CORPORATE INFORMATION Company Profile 7 Investor Information 8 Research Coverage 9 FINANCIALS Key Financial Data 11 Condensed Consolidated Balance Sheets 12 Condensed Consolidated Statements of Income 13 Condensed Consolidated Statements of Cash Flows 15 Debt Summary 16 Debt Maturity Schedule 17 Leverage Ratios, Coverage Ratios and Public Debt Covenants 18 Capital Expenditures Summary 19 Property Acquisitions and Dispositions Information Since 1/1/17 20 Calculation of Property Net Operating Income (NOI) and Cash Basis NOI 21 Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI 22 Calculation of EBITDA and Adjusted EBITDA 23 Calculation of Funds from Operations (FFO) Attributed to SIR and Normalized FFO Attributed to SIR 24 Definitions of Certain Non-GAAP Financial Measures 25 PORTFOLIO INFORMATION Portfolio Summary by Property Type 27 Same Property Results of Operations 28 Leasing Summary 30 Occupancy and Leasing Analysis by Property Type 31 Tenant Diversity and Credit Characteristics 32 Tenants Representing 1% or More of Total Annualized Rental Revenue 33 Three Year Lease Expiration Schedule by Property Type 34 Portfolio Lease Expiration Schedule 35 Hawaii Land Rent Reset Summary 36 EXHIBIT Property Detail A TABLE OF CONTENTS

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 3 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENT S THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS, • THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES OR THAT WE WILL BE ABLE TO OBTAIN REPLACEMENT TENANTS, • OUR ACQUISITIONS OF PROPERTIES, • OUR SALES OF PROPERTIES, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • THE LIKELIHOOD THAT OUR RENTS MAY INCREASE WHEN RENTS ARE RESET AT OUR LEASED LANDS IN HAWAII, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, • THE CREDIT QUALITIES OF OUR TENANTS, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, ATTRIBUTED TO SELECT INCOME REIT, OR SIR, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, ATTRIBUTED TO SIR, NET OPERATING INCOME, OR NOI, CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS, • COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, WARNING CONCERNING FORWARD LOOKING STATEMENTS

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 4 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENTS (CONTINUED ) • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, THE RMR GROUP LLC, OR RMR LLC, RMR INC., GOVERNMENT PROPERTIES INCOME TRUST, OR GOV, AIC, AND OTHERS AFFILIATED WITH THEM, AND • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL. FOR EXAMPLE: • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES AND OUR WORKING CAPITAL REQUIREMENTS. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS PROPERTY OPERATING COSTS, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • A SIGNIFICANT NUMBER OF OUR HAWAII PROPERTIES ARE LANDS LEASED FOR RENTS THAT ARE PERIODICALLY RESET BASED ON THEN CURRENT FAIR MARKET VALUES. REVENUES FROM OUR PROPERTIES IN HAWAII HAVE GENERALLY INCREASED DURING OUR OWNERSHIP AS THE LEASES FOR THOSE PROPERTIES HAVE BEEN RESET OR RENEWED. ALTHOUGH WE EXPECT THAT RENTS FOR OUR HAWAII PROPERTIES WILL INCREASE IN THE FUTURE, WE CANNOT BE SURE THEY WILL. FUTURE RENTS FROM THESE PROPERTIES COULD DECREASE OR NOT INCREASE TO THE EXTENT THEY HAVE IN THE PAST, • WE MAY NOT SUCCEED IN FURTHER DIVERSIFYING OUR REVENUE SOURCES AND ANY DIVERSIFICATION WE MAY ACHIEVE MAY NOT MITIGATE OUR PORTFOLIO RISKS OR IMPROVE THE SECURITY OF OUR REVENUES OR OUR OPERATING PERFORMANCE, • WE ARE CURRENTLY DEVELOPING A 35,000 SQUARE FOOT EXPANSION OF A BUILDING ON A PROPERTY WE OWN IN OKLAHOMA. WE EXPECT TO SPEND APPROXIMATELY $5.2 MILLION TO COMPLETE THIS EXPANSION. IN ADDITION, AS OF MARCH 31, 2017, WE HAVE ESTIMATED UNSPENT LEASING RELATED OBLIGATIONS OF $22.5 MILLION WHICH EXCLUDES THE ESTIMATED EXPANSION COSTS NOTED IN THE PRECEDING SENTENCE. IT IS DIFFICULT TO ACCURATELY ESTIMATE DEVELOPMENT COSTS.  THIS DEVELOPMENT PROJECT AND OUR UNSPENT LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE CURRENTLY EXPECT, AND WE MAY INCUR INCREASING AMOUNTS FOR THESE AND SIMILAR PURPOSES IN THE FUTURE, • OUR POSSIBLE REDEVELOPMENT OF CERTAIN OF OUR HAWAII PROPERTIES MAY NOT BE REALIZED OR BE SUCCESSFUL, • THE UNEMPLOYMENT RATE OR ECONOMIC CONDITIONS IN AREAS WHERE OUR PROPERTIES ARE LOCATED MAY BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCES OR OTHER CONDITIONS MAY REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE IS REDUCED, WE MAY BE UNABLE TO RENEW LEASES WITH OUR TENANTS AS LEASES EXPIRE OR ENTER INTO NEW LEASES AT RENTAL RATES AS HIGH AS EXPIRING RATES, AND OUR FINANCIAL RESULTS MAY DECLINE, • OUR BELIEF THAT THERE IS A LIKELIHOOD THAT TENANTS MAY RENEW OR EXTEND OUR LEASES WHEN THEY EXPIRE WHENEVER THEY HAVE MADE SIGNIFICANT INVESTMENTS IN THE LEASED PROPERTIES, OR BECAUSE THOSE PROPERTIES MAY BE OF STRATEGIC IMPORTANCE TO THEM, MAY NOT BE REALIZED, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • WE MAY INCUR SIGNIFICANT COSTS TO PREPARE A PROPERTY FOR A TENANT, PARTICULARLY FOR SINGLE TENANT PROPERTIES, • A TENANT OF TWO OF OUR PROPERTIES HAS FILED FOR BANKRUPTCY AND REJECTED ITS TWO LEASES WITH US. ALTHOUGH WE HOLD A SECURITY DEPOSIT OF $3.7 MILLION FROM THIS TENANT, OUR ABILITY TO APPLY THAT SECURITY DEPOSIT MAY BE SUBJECT TO BANKRUPTCY COURT APPROVAL. IN ADDITION, WE WOULD NOT RECEIVE ANY ADDITIONAL CASH PAYMENT WHEN WE APPLY THE SECURITY DEPOSIT. ALTHOUGH THE SUBTENANT AT ONE OF THE TWO PROPERTIES CONTINUES TO PAY RENT TO US IN AN AMOUNT EQUAL TO THE RENT UNDER THE FORMER TENANT'S LEASE, THE SUBTENANT HAS CERTAIN RIGHTS TO TERMINATE ITS SUBLEASE, INCLUDING UPON ONE YEAR'S WARNING CONCERNING FORWARD LOOKING STATEMENTS (CONTINUED)

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 5 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENTS (CONTINUED ) ADVANCE NOTICE. WE ARE IN DISCUSSIONS WITH THIS SUBTENANT TO CONVERT ITS SUBLEASE TO A DIRECT LEASE WITH US. WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN REACHING AGREEMENT WITH THIS SUBTENANT OR THAT THE TERMS OF ANY AGREEMENT WITH THE SUBTENANT WILL BE SIMILAR TO THE TERMS OF THE REJECTED LEASE WITH THE BANKRUPT FORMER TENANT, INCLUDING THE AMOUNT OF RENT UNDER ANY SUCH AGREEMENT, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN MAY BE INCREASED TO UP TO $2.2 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • WE RECEIVED AN ASSESSMENT FROM THE STATE OF WASHINGTON FOR REAL ESTATE EXCISE TAX, INTEREST AND PENALTIES OF $2.8 MILLION ON CERTAIN PROPERTIES WE ACQUIRED IN CONNECTION WITH OUR ACQUISITION OF COLE CORPORATE INCOME TRUST, INC. IN JANUARY 2015. ALTHOUGH WE BELIEVE WE ARE NOT LIABLE FOR THIS TAX AND ARE DISPUTING THIS ASSESSMENT, WE MAY NOT SUCCEED IN HAVING ALL OR ANY PART OF THIS ASSESSMENT NULLIFIED, • THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS OR FOR SHORTER TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., GOV, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, AND • THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOAN AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR TENANTS’ FINANCIAL CONDITIONS, THE MARKET DEMAND FOR LEASED SPACE OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. WARNING CONCERNING FORWARD LOOKING STATEMENTS (CONTINUED)

6 CORPORATE INFORMATION 6 45101 Warp Drive, Sterling, VA Square Feet: 337,228 Orbital ATK (NYSE: OA) Corporate Headquarters

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 7 COM PAN Y PROFIL E Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (t) (617) 796-8303 (f) (617) 796-8335 Stock Exchange Listing: Nasdaq Trading Symbol: Common Shares: SIR Issuer Ratings: Moody’s: Baa2 Standard & Poor’s: BBB- The Company: Select Income REIT, or SIR, we, our or us, is a real estate investment trust, or REIT, which owns properties that are primarily leased to single tenants. As of March 31, 2017, we owned 362 buildings with approximately 44.8 million rentable square feet located in 35 states, including 229 buildings, leasable land parcels and easements with approximately 17.8 million square feet which are primarily leasable industrial and commercial lands located in Hawaii. We have been investment grade rated since 2014, and we are included in the Russell 2000® Index and the MSCI US REIT Index. COMPANY PROFILE Management: SIR is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly owned REITs and three real estate related operating businesses. In addition to managing SIR, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, and Government Properties Income Trust, a REIT that primarily owns properties leased to the U.S. and state governments. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Senior Living Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels and cruise ships. RMR also manages publicly traded securities of real estate companies and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of March 31, 2017, RMR had $27.6 billion of real estate assets under management and the combined RMR managed companies had approximately $11 billion of annual revenues, over 1,400 properties and more than 53,000 employees. We believe that being managed by RMR is a competitive advantage for SIR because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services. (1) Includes 229 buildings, leasable land parcels and easements with approximately 17.8 million square feet which are primarily leasable industrial and commercial lands located in Hawaii. (2) See page 24 for the calculation of FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of net income attributed to SIR determined in accordance with U.S. generally accepted accounting principles, or GAAP, to those amounts. Key Data (as of 3/31/2017): (dollars and sq. ft. in 000s) Total buildings (1) 362 Total sq. ft. 44,813 Percent leased 95.9% Q1 2017 total revenue $ 116,294 Q1 2017 net income attributed to SIR $ 6,728 Q1 2017 Normalized FFO attributed to SIR (2) $ 52,361

INVESTOR INFORMATION

# INVESTOR INFORMATION

## Board of Trustees

Donna D. Fraiche
*Independent Trustee*

William A. Lamkin
*Independent Trustee*

Jeffrey P. Somers
*Independent Trustee*

Adam D. Portnoy
*Managing Trustee*

Barry M. Portnoy
*Managing Trustee*

## Senior Management

David M. Blackman
*President and Chief Operating Officer*

John C. Popeo
*Chief Financial Officer and Treasurer*

## Contact Information

**Investor Relations**
Select Income REIT
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 796-8303
(f) (617) 796-8335
(e-mail) info@sirreit.com

**Inquiries**
Financial inquiries should be directed to John C. Popeo, Chief Financial Officer and Treasurer, at (617) 796-8303 or jpopeo@sirreit.com.

Investor and media inquiries should be directed to Christopher Ranjitkar, Director, Investor Relations, at (617) 796-8320 or cranjitkar@sirreit.com.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
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Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 9 RESEARCH COVERAG E RESEARCH COVERAGE Equity Research Coverage Bank of America / Merrill Lynch James Feldman (646) 855-5808 james.feldman@baml.com FBR Capital Markets & Co. Bryan Maher (646) 885-5423 bmaher@fbr.com JMP Securities Mitch Germain (212) 906-3546 mgermain@jmpsecurities.com Morgan Stanley Vikram Malhotra (212) 761-7064 vikram.malhotra@morganstanley.com RBC Capital Markets Michael Carroll (440) 715-2649 michael.carroll@rbccm.com SIR is followed by the analysts and its credit is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SIR’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SIR or its management. SIR does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies. Rating Agencies Moody’s Investors Service Griselda Bisono (212) 553-4985 griselda.bisono@moodys.com Standard & Poor’s Michael Souers (212) 438-2508 michael.souers@standardandpoors.com

10 FINANCIALS 10 350 Spectrum Loop, Colorado Springs, CO Square Feet: 155,808 FedEx Corporation (NYSE: FDX) Rocky Mountain Tech Center

KEY FINANCIAL DATA

# KEY FINANCIAL DATA

(dollars in thousands, except per share data)

| | As of and For the Three Months Ended | | | | |
|---|---|---|---|---|---|
| | 3/31/2017 | 12/31/2016 | 9/30/2016 | 6/30/2016 | 3/31/2016 |
| **Selected Balance Sheet Data:** | | | | | |
| Total gross assets [1] | $ 4,876,465 | $ 4,882,310 | $ 4,880,238 | $ 4,853,401 | $ 4,876,990 |
| Total assets | $ 4,614,065 | $ 4,639,682 | $ 4,657,256 | $ 4,649,793 | $ 4,692,810 |
| Total liabilities | $ 2,562,862 | $ 2,565,720 | $ 2,565,322 | $ 2,553,157 | $ 2,591,733 |
| Total shareholders' equity | $ 2,051,203 | $ 2,073,962 | $ 2,091,934 | $ 2,096,636 | $ 2,101,077 |
| **Selected Income Statement Data:** | | | | | |
| Total revenues | $ 116,294 | $ 114,835 | $ 115,036 | $ 114,904 | $ 117,232 |
| Net income | $ 6,728 | $ 24,222 | $ 28,568 | $ 30,752 | $ 32,812 |
| Net income attributed to SIR [2] | $ 6,728 | $ 24,222 | $ 28,568 | $ 30,752 | $ 32,779 |
| NOI [3] | $ 92,584 | $ 90,551 | $ 89,887 | $ 91,747 | $ 93,986 |
| Adjusted EBITDA [4] | $ 73,797 | $ 84,444 | $ 83,322 | $ 85,472 | $ 87,359 |
| FFO attributed to SIR [5] | $ 40,468 | $ 63,228 | $ 61,934 | $ 64,157 | $ 66,204 |
| Normalized FFO attributed to SIR [5] | $ 52,361 | $ 63,463 | $ 61,947 | $ 64,157 | $ 66,262 |
| **Per Share Data:** | | | | | |
| Net income attributed to SIR - basic and diluted | $ 0.08 | $ 0.27 | $ 0.32 | $ 0.34 | $ 0.37 |
| FFO attributed to SIR - basic and diluted [5] | $ 0.45 | $ 0.71 | $ 0.69 | $ 0.72 | $ 0.74 |
| Normalized FFO attributed to SIR - basic and diluted [5] | $ 0.59 [6] | $ 0.71 | $ 0.69 | $ 0.72 | $ 0.74 |
| **Dividends:** | | | | | |
| Annualized dividends paid per share | $ 2.04 | $ 2.04 | $ 2.04 | $ 2.00 | $ 2.00 |
| Annualized dividend yield (at end of period) | 7.9% | 8.1% | 7.6% | 7.7% | 8.7% |
| Normalized FFO payout ratio [5] | 86.4% [6] | 71.8% | 73.9% | 69.4% | 67.6% |

(1) Total gross assets is total assets plus accumulated depreciation.
(2) Excludes an 11% noncontrolling interest of a third party in one property for the period of time the noncontrolling interest existed during the three months ended March 31, 2016. In February 2016, we purchased this 11% interest and the noncontrolling interest was eliminated.
(3) See page 21 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount.
(4) See page 23 for the calculation of Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to that amount.
(5) See page 24 for the calculation of FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of net income attributed to SIR determined in accordance with GAAP to those amounts.
(6) Excluding the non-cash write-off of straight line rents receivable of $12,517 recorded during the three months ended March 31, 2017, Normalized FFO attributed to SIR would have been $0.73 per common share and the Normalized FFO payout ratio would have been 69.9%.

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Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 12 CONDENSED CONSOLID ATED BALANCE SHEET S CONDENSED CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) March 31, December 31, 2017 2016 ASSETS Real estate properties: Land $ 1,038,963 $ 1,038,686 Buildings and improvements 3,105,382 3,103,734 4,144,345 4,142,420 Accumulated depreciation (262,400) (242,628) 3,881,945 3,899,792 Acquired real estate leases, net 486,932 506,298 Cash and cash equivalents 18,101 22,127 Restricted cash 44 44 Rents receivable, including straight line rents of $106,433 and $117,008, respectively, net of allowance for doubtful accounts of $809 and $873, respectively 111,688 124,089 Deferred leasing costs, net 11,094 10,051 Other assets, net 104,261 77,281 Total assets $ 4,614,065 $ 4,639,682 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured revolving credit facility $ 342,000 $ 327,000 Unsecured term loan, net 348,497 348,373 Senior unsecured notes, net 1,431,368 1,430,300 Mortgage notes payable, net 245,418 245,643 Accounts payable and other liabilities 80,931 101,605 Assumed real estate lease obligations, net 75,411 77,622 Rents collected in advance 18,678 18,815 Security deposits 8,341 11,887 Due to related persons 12,218 4,475 Total liabilities 2,562,862 2,565,720 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,427,869 shares issued and outstanding 894 894 Additional paid in capital 2,179,669 2,179,669 Cumulative net income 448,035 441,307 Cumulative other comprehensive income 36,593 20,472 Cumulative common distributions (613,988) (568,380) Total shareholders' equity 2,051,203 2,073,962 Total liabilities and shareholders' equity $ 4,614,065 $ 4,639,682

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 13 CONDENSED CONSOLID ATED S TA TEMENTS OF INCOM E CONDENSED CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share data) For the Three Months Ended March 31, 2017 2016 Revenues: Rental income $ 97,344 $ 97,860 Tenant reimbursements and other income 18,950 19,372 Total revenues 116,294 117,232 Expenses: Real estate taxes 10,843 10,288 Other operating expenses 12,867 12,958 Depreciation and amortization 33,740 33,469 Acquisition related costs — 58 General and administrative (1) 14,888 6,976 Write-off of straight line rents receivable, net (2) 12,517 — Loss on asset impairment (2) 4,047 — Total expenses 88,902 63,749 Operating income 27,392 53,483 Dividend income 397 — Interest expense (including net amortization of debt issuance costs, premiums and discounts of $1,404 and $1,374, respectively) (21,087) (20,609) Income before income tax expense and equity in earnings of an investee 6,702 32,874 Income tax expense (102) (139) Equity in earnings of an investee 128 77 Net income 6,728 32,812 Net income allocated to noncontrolling interest — (33) Net income attributed to SIR $ 6,728 $ 32,779 Weighted average common shares outstanding - basic 89,331 89,286 Weighted average common shares outstanding - diluted 89,348 89,295 Net income attributed to SIR per common share - basic and diluted $ 0.08 $ 0.37 Additional Data: General and administrative expenses / total revenues 12.8% 6.0% General and administrative expenses / total assets (at end of period) 0.3% 0.1% Non-cash straight line rent adjustments included in rental income (3) $ 5,391 $ 6,302 Lease value amortization included in rental income (3) $ 434 $ 436 Non-cash amortization included in other operating expenses (4) $ 213 $ 213 Non-cash amortization included in general and administrative expenses (4) $ 345 $ 345

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 14 CONDENSED CONSOLID ATED S TA TEMENTS OF INCOME (CONTINUED ) CONDENSED CONSOLIDATED STATEMENTS OF INCOME (CONTINUED) (dollars in thousands, except per share data) (1) General and administrative expenses include estimated business management incentive fee expense of $7,846 for the three months ended March 31, 2017. (2) In March 2017, one of SIR's tenants filed for bankruptcy and rejected two leases; one for a property located in Huntsville, AL with approximately 1.4 million rentable square feet and an original lease term until August 2032; and one for a property in Hanover, PA with approximately 502,000 rentable square feet and an original lease term until September 2028. The Huntsville property is occupied by a subtenant that continues to pay rent to SIR in an amount equal to the rent under the rejected lease. The sublease term runs concurrently with the former tenant’s original lease term, subject to certain termination rights by the subtenant. SIR expects that the lost rents plus carrying costs, such as real estate taxes, insurance, security and other operating costs, from a fully vacant Hanover property may total approximately $3,800 per year. SIR is holding a security deposit of $3,739 from the tenant with respect to the Hanover property, which SIR expects to retain and, therefore, has offset the amount of the security deposit against its lease rejection damages. SIR recorded a non-cash charge of $12,517 to write off straight line rents receivable (net of the $3,739 security deposit) related to leases with the former tenant at both properties plus an impairment charge of $4,047 related to the write-off of lease intangibles related to the property located in Hanover, PA. (3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. (4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees and property management fees, which are included in general and administrative and other operating expenses, respectively.

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 15 CONDENSED CONSOLID ATED S TA TEMENTS OF CASH FLOW S CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS For the Three Months Ended March 31, 2017 2016 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 6,728 $ 32,812 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation 19,862 19,458 Net amortization of debt issuance costs, premiums and discounts 1,404 1,374 Amortization of acquired real estate leases and assumed real estate lease obligations 13,109 13,292 Amortization of deferred leasing costs 410 321 Write-off of straight line rents and provision for losses on rents receivable 12,454 103 Straight line rental income (5,391) (6,302) Loss on asset impairment 4,047 — Other non-cash expenses, net (311) (285) Equity in earnings of an investee (128) (77) Change in assets and liabilities: Restricted cash — 1,127 Rents receivable 1,599 (1,235) Deferred leasing costs (1,346) (3,411) Other assets (5,510) (3,428) Accounts payable and other liabilities (17,519) (15,001) Rents collected in advance (137) (856) Security deposits 193 (7) Due to related persons 7,743 653 Net cash provided by operating activities 37,207 38,538 CASH FLOWS FROM INVESTING ACTIVITIES: Real estate acquisitions and deposits (5,977) — Real estate improvements (4,559) (1,395) Net cash used in investing activities (10,536) (1,395) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from borrowings 80,000 40,000 Repayments of borrowings (65,089) (15,064) Distributions to common shareholders (45,608) (44,687) Purchase of noncontrolling interest — (3,908) Distributions to noncontrolling interest — (66) Net cash used in financing activities (30,697) (23,725) (Decrease) increase in cash and cash equivalents (4,026) 13,418 Cash and cash equivalents at beginning of period 22,127 17,876 Cash and cash equivalents at end of period $ 18,101 $ 31,294 (dollars in thousands) SUPPLEMENTAL DISCLOSURES: Interest paid $ 33,233 $ 32,821 Income taxes paid $ (30) $ (83)

DEBT SUMMARY

# DEBT SUMMARY

(dollars in thousands)

| | Coupon Rate (1) | Interest Rate (2) | Principal Balance (3) | Maturity Date | Due at Maturity | Years to Maturity |
|---|---|---|---|---|---|---|
| **As of March 31, 2017:** | | | | | | |
| Unsecured Floating Rate Debt: | | | | | | |
| Revolving credit facility (LIBOR + 105 bps) (4) (6) | 1.994% | 1.994% | $ 342,000 | 3/29/2019 | $ 342,000 | 2.0 |
| Term loan (LIBOR + 115 bps) (5) (6) | 1.934% | 1.934% | 350,000 | 3/31/2020 | 350,000 | 3.0 |
| Subtotal / weighted average unsecured floating rate debt | 1.964% | 1.964% | 692,000 | | 692,000 | 2.5 |
| Unsecured Fixed Rate Debt: | | | | | | |
| Senior notes due 2018 | 2.850% | 2.985% | 350,000 | 2/1/2018 | 350,000 | 0.8 |
| Senior notes due 2020 | 3.600% | 3.775% | 400,000 | 2/1/2020 | 400,000 | 2.8 |
| Senior notes due 2022 | 4.150% | 4.360% | 300,000 | 2/1/2022 | 300,000 | 4.8 |
| Senior notes due 2025 | 4.500% | 4.755% | 400,000 | 2/1/2025 | 400,000 | 7.8 |
| Subtotal / weighted average unsecured fixed rate debt | 3.781% | 3.976% | 1,450,000 | | 1,450,000 | 4.1 |
| Secured Fixed Rate Debt: | | | | | | |
| One property (two buildings) in Carlsbad, CA | 5.950% | 4.200% | 17,427 | 9/1/2017 | 17,314 | 0.4 |
| One property (one building) in Harvey, IL | 4.500% | 3.280% | 1,976 | 6/1/2019 | 1,902 | 2.2 |
| One property (one building) in Columbus, OH | 4.500% | 3.280% | 2,371 | 6/1/2019 | 2,282 | 2.2 |
| One property (one building) in Ankeny, IA | 3.870% | 3.380% | 12,360 | 7/19/2020 | 12,360 | 3.3 |
| One property (one building) in Philadelphia, PA (7) | 2.983% | 4.160% | 41,000 | 8/3/2020 | 39,635 | 3.3 |
| One property (one building) in Chester, VA | 3.990% | 3.480% | 48,750 | 11/1/2020 | 48,750 | 3.6 |
| One property (three buildings) in Seattle, WA | 3.550% | 3.790% | 71,000 | 5/1/2023 | 71,000 | 6.1 |
| One property (one building) in Chicago, IL | 3.700% | 3.590% | 50,000 | 6/1/2023 | 50,000 | 6.2 |
| Subtotal / weighted average secured fixed rate debt | 3.777% | 3.749% | 244,884 | | 243,243 | 4.5 |
| Total / weighted average debt | 3.254% | 3.369% | $ 2,386,884 | | $ 2,385,243 | 3.7 |

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(2) Includes the effect of interest rate protection and mark to market accounting for certain mortgages and discounts on senior unsecured notes. Excludes upfront transaction costs.
(3) Principal balance excludes unamortized premiums, discounts and certain issuance costs related to these debts. Total debt outstanding as of March 31, 2017, net of unamortized premiums, discounts and certain issuance costs totaling $19,601, was $2,367,283.
(4) We have a $750,000 revolving credit facility which has a maturity date of March 29, 2019, interest payable on borrowings of LIBOR plus 105 basis points and a facility fee of 20 basis points. Both the interest rate premium and the facility fee for our revolving credit facility are subject to adjustment based on changes to our credit ratings. Upon the payment of an extension fee and meeting other conditions, we have the option to extend the maturity date to March 29, 2020. Principal balance represents the amount outstanding on our $750,000 revolving credit facility at March 31, 2017. Interest rate is as of March 31, 2017 and excludes the 20 basis points facility fee.
(5) We have a $350,000 term loan with a maturity date of March 31, 2020 and an interest rate on the amount outstanding of LIBOR plus 115 basis points. The interest rate premium for our term loan is subject to adjustment based on changes to our credit ratings. Principal balance represents the amount outstanding on our $350,000 term loan at March 31, 2017. Interest rate is as of March 31, 2017.
(6) The maximum borrowing availability under our revolving credit facility and term loan, combined, may be increased to up to $2,200,000 in certain circumstances.
(7) Interest is payable at a rate equal to LIBOR plus a premium. The interest charge has been fixed by a cash flow hedge which sets the interest rate at approximately 4.16% until August 3, 2020, which is the maturity date of the mortgage note. Coupon rate is as of March 31, 2017.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017

16

DEBT MATURITY SCHEDULE

# DEBT MATURITY SCHEDULE

(dollars in thousands)

Scheduled Principal Payments As of March 31, 2017

| Year | Unsecured Floating Rate Debt | | Unsecured Fixed Rate Debt | Secured Fixed Rate Debt | Total [3] |
|---|---|---|---|---|---|
| 4/1/2017 - 12/31/2017 | $ — | | $ — | $ 17,482 | $ 17,482 |
| 2018 | — | | 350,000 | 304 | 350,304 |
| 2019 | 342,000 | [1] | — | 4,926 | 346,926 |
| 2020 | 350,000 | [2] | 400,000 | 101,172 | 851,172 |
| 2021 | — | | — | — | — |
| 2022 | — | | 300,000 | — | 300,000 |
| 2023 | — | | — | 121,000 | 121,000 |
| 2024 | — | | — | — | — |
| 2025 | — | | 400,000 | — | 400,000 |
| Total | $ 692,000 | | $ 1,450,000 | $ 244,884 | $ 2,386,884 |
| Percent | 29.0% | | 60.7% | 10.3% | 100.0% |

(1) Represents the amount outstanding on our $750,000 revolving credit facility at March 31, 2017. We have a $750,000 revolving credit facility which has a maturity date of March 29, 2019, interest payable on borrowings of LIBOR plus 105 basis points and a facility fee of 20 basis points. Both the interest rate premium and the facility fee for our revolving credit facility are subject to adjustment based on changes to our credit ratings. Upon the payment of an extension fee and meeting other conditions, we have the option to extend the maturity date to March 29, 2020.

(2) Represents the amount outstanding on our $350,000 term loan at March 31, 2017. We have a $350,000 term loan with a maturity date of March 31, 2020 and an interest rate on the amount outstanding of LIBOR plus 115 basis points. The interest rate premium for our term loan is subject to adjustment based on changes to our credit ratings.

(3) Total debt outstanding as of March 31, 2017, net of unamortized premiums, discounts and certain issuance costs totaling $19,601, was $2,367,283.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017

17

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

# LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

| | As of and For the Three Months Ended | | | | |
|---|---|---|---|---|---|
| | 3/31/2017 | 12/31/2016 | 9/30/2016 | 6/30/2016 | 3/31/2016 |
| **Leverage Ratios:** | | | | | |
| Total debt (book value) [(1)] / total gross assets [(2)] | 48.5% | 48.2% | 48.4% | 48.3% | 49.0% |
| Total debt (book value) [(1)] / gross book value of real estate assets [(3)] | 49.9% | 49.6% | 49.9% | 49.6% | 50.6% |
| Total debt (book value) [(1)] / total market capitalization [(4)] | 50.7% | 51.1% | 49.5% | 50.2% | 53.7% |
| Secured debt (book value) [(1)] / total assets | 5.3% | 5.3% | 6.1% | 6.2% | 6.1% |
| Variable rate debt (book value) [(1)] / total debt (book value) [(1)] | 29.2% | 28.7% | 29.0% | 28.5% | 30.0% |
| **Coverage Ratios:** | | | | | |
| Adjusted EBITDA [(5)] / interest expense | 3.5x [(6)] | 4.1x | 4.0x | 4.2x | 4.2x |
| Total debt (book value) [(1)] / annualized Adjusted EBITDA [(5)] | 8.0x [(6)] | 7.0x | 7.1x | 6.9x | 6.8x |
| **Public Debt Covenants:** | | | | | |
| Total debt / adjusted total assets [(7)] (maximum 60%) | 49.3% | 49.2% | 49.6% | 49.7% | 50.4% |
| Secured debt / adjusted total assets [(7)] (maximum 40%) | 5.1% | 5.1% | 5.9% | 6.0% | 6.0% |
| Consolidated income available for debt service [(8)] / annual debt service (minimum 1.50x) | 4.1x | 4.4x | 4.5x | 4.5x | 4.6x |
| Total unencumbered assets [(7)] / unsecured debt (minimum 150%) | 203.7% | 203.9% | 202.5% | 202.4% | 198.8% |

(1) Debt amounts are net of unamortized premiums, discounts and certain issuance costs.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any.
(4) Total market capitalization is total debt plus the market value of our common shares at the end of each period.
(5) See page 23 for the calculation of Adjusted EBITDA and for a reconciliation of net income determined in accordance with GAAP to that amount.
(6) Excluding the non-cash write-off of straight line rents receivable of $12.5 million recorded during the three months ended March 31, 2017, the ratios of Adjusted EBITDA to interest expense and total debt (book value) to annualized Adjusted EBITDA would have been 4.1x and 6.9x, respectively.
(7) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP and exclude depreciation and amortization, accounts receivable, other intangible assets and impairment writedowns, if any.
(8) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment and gains and losses on acquisitions and sales of assets and early extinguishment of debt, determined together with debt service on a pro forma basis for the four consecutive fiscal quarters most recently ended.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
18

CAPITAL EXPENDITURES SUMMARY

# CAPITAL EXPENDITURES SUMMARY

(dollars in thousands)

| | For the Three Months Ended | | | | |
|---|---|---|---|---|---|
| | 3/31/2017 | 12/31/2016 | 9/30/2016 | 6/30/2016 | 3/31/2016 |
| Tenant improvements [1] | $ 328 | $ 3,046 | $ 1,343 | $ 902 | $ 14 |
| Leasing costs [2] | 1,402 | 627 | 227 | 121 | 3,139 |
| Building improvements [3] | 694 | 946 | 561 | 1,021 | 104 |
| Recurring capital expenditures | 2,424 | 4,619 | 2,131 | 2,044 | 3,257 |
| Development, redevelopment and other activities [4] | 721 | 1,274 | 613 | 1,187 | 748 |
| Total capital expenditures | $ 3,145 | $ 5,893 | $ 2,744 | $ 3,231 | $ 4,005 |

(1) Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space.
(2) Leasing costs include leasing related costs, such as brokerage commissions, legal costs and tenant inducements.
(3) Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets.
(4) Development, redevelopment and other activities generally include (i) capital expenditures that are identified at the time of a property acquisition and incurred within a short time period after acquiring the property and (ii) capital expenditure projects that reposition a property or result in new sources of revenues.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
19

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 20 PROPERT Y ACQUISITIONS AND DISPOSITIONS INFORM ATION SINCE 1/1/17 PROPERTY ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE 1/1/17 (dollars in thousands) Acquisitions: Dispositions: SIR has not disposed of any properties since January 1, 2017. In January 2017, SIR acquired a land parcel adjacent to one of its properties located in McAlester, OK for $226 in order to expand the owned adjacent building for its existing tenant. This purchase price excludes acquisition related costs.

CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI

# CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI (1)

(dollars in thousands)

| | For the Three Months Ended | | | | |
|---|---|---|---|---|---|
| | 3/31/2017 | 12/31/2016 | 9/30/2016 | 6/30/2016 | 3/31/2016 |
| **Calculation of NOI and Cash Basis NOI:** | | | | | |
| Rental income | $ 97,344 | $ 96,503 | $ 96,037 | $ 96,615 | $ 97,860 |
| Tenant reimbursements and other income | 18,950 | 18,332 | 18,999 | 18,289 | 19,372 |
| Real estate taxes | (10,843) | (11,314) | (10,755) | (10,522) | (10,288) |
| Other operating expenses | (12,867) | (12,970) | (14,394) | (12,635) | (12,958) |
| NOI | 92,584 | 90,551 | 89,887 | 91,747 | 93,986 |
| Non-cash straight line rent adjustments included in rental income (2) | (5,391) | (5,690) | (6,483) | (6,269) | (6,302) |
| Lease value amortization included in rental income (2) | (434) | (434) | (443) | (419) | (436) |
| Non-cash amortization included in other operating expenses (3) | (213) | (213) | (213) | (213) | (213) |
| Cash Basis NOI | $ 86,546 | $ 84,214 | $ 82,748 | $ 84,846 | $ 87,035 |
| **Reconciliation of Net Income to NOI and Cash Basis NOI:** | | | | | |
| Net income | $ 6,728 | $ 24,222 | $ 28,568 | $ 30,752 | $ 32,812 |
| Equity in earnings of an investee | (128) | (30) | (13) | (17) | (77) |
| Income tax expense | 102 | 78 | 107 | 124 | 139 |
| Income before income tax expense and equity in earnings of an investee | 6,702 | 24,270 | 28,662 | 30,859 | 32,874 |
| Interest expense | 21,087 | 20,737 | 20,690 | 20,584 | 20,609 |
| Dividend income | (397) | (396) | (397) | (475) | — |
| Operating income | 27,392 | 44,611 | 48,955 | 50,968 | 53,483 |
| Loss on asset impairment (4) | 4,047 | 5,484 | — | — | — |
| Write-off of straight line rents receivable, net (4) | 12,517 | — | — | — | — |
| General and administrative | 14,888 | 6,699 | 7,553 | 7,374 | 6,976 |
| Acquisition related costs | — | 235 | 13 | — | 58 |
| Depreciation and amortization | 33,740 | 33,522 | 33,366 | 33,405 | 33,469 |
| NOI | 92,584 | 90,551 | 89,887 | 91,747 | 93,986 |
| Non-cash straight line rent adjustments included in rental income (2) | (5,391) | (5,690) | (6,483) | (6,269) | (6,302) |
| Lease value amortization included in rental income (2) | (434) | (434) | (443) | (419) | (436) |
| Non-cash amortization included in other operating expenses (3) | (213) | (213) | (213) | (213) | (213) |
| Cash Basis NOI | $ 86,546 | $ 84,214 | $ 82,748 | $ 84,846 | $ 87,035 |

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

(4) SIR recorded a $12,517 non-cash write-off of straight line rents receivable related to leases associated with a tenant bankruptcy at two properties located in Huntsville, AL and Hanover, PA and a $4,047 loss on asset impairment for unamortized lease intangibles during the three months ended March 31, 2017 related to a lease associated with a tenant bankruptcy at the property located in Hanover, PA.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017

21

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 22RECONCILI ATION OF NOI TO SAME PROPERT Y NOI AND CALCUL ATION OF SAME PROPERT Y CASH BASIS NO I RECONCILIATION OF NOI TO SAME PROPERTY NOI AND CALCULATION OF SAME PROPERTY CASH BASIS NOI (1) (dollars in thousands) For the Three Months Ended 3/31/2017 3/31/2016 Reconciliation of NOI to Same Property NOI (2): Rental income $ 97,344 $ 97,860 Tenant reimbursements and other income 18,950 19,372 Real estate taxes (10,843) (10,288) Other operating expenses (12,867) (12,958) NOI 92,584 93,986 Less: NOI of properties not included in same property results (383) — Same property NOI $ 92,201 $ 93,986 Calculation of Same Property Cash Basis NOI (2): Same property NOI $ 92,201 $ 93,986 Less: Non-cash straight line rent adjustments included in rental income (3) (5,248) (6,302) Lease value amortization included in rental income (3) (443) (436) Non-cash amortization included in other operating expenses (4) (213) (213) Same property Cash Basis NOI $ 86,297 $ 87,035 (1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures. (2) For the three months ended March 31, 2017, same property NOI and Cash Basis NOI are based on properties we owned as of March 31, 2017, and which we owned continuously since January 1, 2016. (3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. (4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

CALCULATION OF EBITDA AND ADJUSTED EBITDA

SIR

# CALCULATION OF EBITDA AND ADJUSTED EBITDA (1)

(dollars in thousands)

| | For the Three Months Ended | | | | |
|---|---|---|---|---|---|
| | 3/31/2017 | 12/31/2016 | 9/30/2016 | 6/30/2016 | 3/31/2016 |
| Net income | $ 6,728 | $ 24,222 | $ 28,568 | $ 30,752 | $ 32,812 |
| Plus: interest expense | 21,087 | 20,737 | 20,690 | 20,584 | 20,609 |
| Plus: income tax expense | 102 | 78 | 107 | 124 | 139 |
| Plus: depreciation and amortization | 33,740 | 33,522 | 33,366 | 33,405 | 33,469 |
| EBITDA | 61,657 | 78,559 | 82,731 | 84,865 | 87,029 |
| Plus: acquisition related costs | — | 235 | 13 | — | 58 |
| Plus: general and administrative expense paid in common shares (2) | 247 | 166 | 578 | 607 | 272 |
| Plus: estimated business management incentive fees (3) | 7,846 | — | — | — | — |
| Plus: loss on impairment of real estate assets (4) | — | 5,484 | — | — | — |
| Plus: loss on asset impairment (5) | 4,047 | — | — | — | — |
| Adjusted EBITDA | $ 73,797 (6) | $ 84,444 | $ 83,322 | $ 85,472 | $ 87,359 |

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.

(2) Amount represents equity based compensation to our trustees, officers and certain other employees of RMR's operating subsidiary, RMR LLC.

(3) Amount represents estimated incentive fees under our business management agreement calculated based on common share total return, as defined. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include such expense in the calculation of Adjusted EBITDA until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Incentive fees for 2017, if any, will be payable in cash in January 2018.

(4) We recorded a $5,484 loss on impairment of real estate assets during the three months ended December 31, 2016 in connection with one vacant property located in Maynard, MA.

(5) We recorded a $4,047 loss on asset impairment for unamortized lease intangibles during the three months ended March 31, 2017 related to a lease associated with a tenant bankruptcy at a property located in Hanover, PA.

(6) Excluding the non-cash write-off of straight line rents receivable of $12,517 recorded during the three months ended March 31, 2017, Adjusted EBITDA would have been $86,314.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017

23

CALCULATION OF FUNDS FROM OPERATIONS (FFO) ATTRIBUTED TO SIR AND NORMALIZED FFO ATTRIBUTED TO SIR

# CALCULATION OF FUNDS FROM OPERATIONS (FFO) ATTRIBUTED TO SIR AND NORMALIZED FFO ATTRIBUTED TO SIR (1)

(amounts in thousands, except per share data)

| | For the Three Months Ended | | | | |
|---|---|---|---|---|---|
| | 3/31/2017 | 12/31/2016 | 9/30/2016 | 6/30/2016 | 3/31/2016 |
| Net income attributed to SIR | $ 6,728 | $ 24,222 | $ 28,568 | $ 30,752 | $ 32,779 |
| Plus: depreciation and amortization | 33,740 | 33,522 | 33,366 | 33,405 | 33,469 |
| Plus: loss on impairment of real estate assets | — | 5,484 | — | — | — |
| Plus: net income allocated to noncontrolling interest | — | — | — | — | 33 |
| Less: FFO allocated to noncontrolling interest | — | — | — | — | (77) |
| FFO attributed to SIR | 40,468 | 63,228 | 61,934 | 64,157 | 66,204 |
| Plus: acquisition related costs | — | 235 | 13 | — | 58 |
| Plus: estimated business management incentive fees (2) | 7,846 | — | — | — | — |
| Plus: loss on asset impairment (3) | 4,047 | — | — | — | — |
| Normalized FFO attributed to SIR | $ 52,361 | $ 63,463 | $ 61,947 | $ 64,157 | $ 66,262 |
| Weighted average common shares outstanding - basic | 89,331 | 89,331 | 89,308 | 89,292 | 89,286 |
| Weighted average common shares outstanding - diluted | 89,348 | 89,335 | 89,334 | 89,315 | 89,295 |
| Net income attributed to SIR per common share - basic and diluted | $ 0.08 | $ 0.27 | $ 0.32 | $ 0.34 | $ 0.37 |
| FFO attributed to SIR per common share - basic and diluted | $ 0.45 | $ 0.71 | $ 0.69 | $ 0.72 | $ 0.74 |
| Normalized FFO attributed to SIR per common share - basic and diluted | $ 0.59 (4) | $ 0.71 | $ 0.69 | $ 0.72 | $ 0.74 |

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for a definition of FFO attributed to SIR and Normalized FFO attributed to SIR, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Incentive fees under our business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include such expense in the calculation of Normalized FFO attributed to SIR until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO attributed to SIR excludes estimated business management incentive fee expense of $7,846 for the three months ended March 31, 2017.

(3) We recorded a $4,047 loss on asset impairment for unamortized lease intangibles during the three months ended March 31, 2017 related to a lease associated with a tenant bankruptcy at a property located in Hanover, PA.

(4) Excluding the non-cash write-off of straight line rents receivable of $12,517 recorded during the three months ended March 31, 2017, Normalized FFO attributed to SIR would have been $0.73 per common share.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017

24

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 25 DEFINITIONS OF CER TAIN NON-GAA P FINANCIA L MEASURE S DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES NOI and Cash Basis NOI: The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on page 21. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because we record those amounts as depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. We consider NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and we believe that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributed to SIR or operating income as an indicator of our operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do. EBITDA and Adjusted EBITDA: We calculate EBITDA and Adjusted EBITDA as shown on page 23.  We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income, net income attributed to SIR and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income attributed to SIR or operating income as an indicator of operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than we do. FFO Attributed to SIR and Normalized FFO Attributed to SIR: We calculate FFO attributed to SIR and Normalized FFO attributed to SIR as shown on page 24. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on impairment of real estate assets and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are determined at the end of the calendar year and we exclude acquisition related costs, loss on asset impairment and Normalized FFO from noncontrolling interest, net of FFO, if any. We consider FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributed to a REIT and operating income. We believe that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of our operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs and availability of cash to pay our obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR or operating income as an indicator of our operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do.

26 PORTFOLIO INFORMATION 26

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 27 PORTFOLIO SUMMA RY B Y PROPERT Y TYP E PORTFOLIO SUMMARY BY PROPERTY TYPE (dollars and sq. ft. in thousands) (1) Includes buildings, leasable land parcels and easements which are primarily leasable industrial and commercial lands located in Hawaii. (2) See page 21 for the calculation of NOI and Cash Basis NOI and a reconciliation of net income determined in accordance with GAAP to those amounts. As of and For the Three Months Ended March 31, 2017 Mainland Mainland Subtotal Mainland Hawaii Key Statistic Office Industrial Properties Properties (1) Total Leasable buildings 87 46 133 229 362 Percent of total 24.0% 12.7% 36.7% 63.3% 100.0% Total square feet 12,720 14,315 27,035 17,778 44,813 Percent of total 28.4% 31.9% 60.3% 39.7% 100.0% Leased square feet 12,335 13,813 26,148 16,819 42,967 Percent leased 97.0% 96.5% 96.7% 94.6% 95.9% Total revenues $ 72,152 $ 20,529 $ 92,681 $ 23,613 $ 116,294 Percent of total 62.0% 17.7% 79.7% 20.3% 100.0% NOI (2) $ 55,941 $ 18,123 $ 74,064 $ 18,520 $ 92,584 Percent of total 60.4% 19.6% 80.0% 20.0% 100.0% Cash Basis NOI (2) $ 52,013 $ 16,962 $ 68,975 $ 17,571 $ 86,546 Percent of total 60.1% 19.6% 79.7% 20.3% 100.0%

SAME PROPERTY RESULTS OF OPERATIONS

# SAME PROPERTY RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

| | As of and For the Three Months Ended (1) 3/31/2017 | 3/31/2016 |
|---|---|---|
| **Leasable Buildings:** | | |
| Mainland Office | 85 | 85 |
| Mainland Industrial | 46 | 46 |
| Subtotal Mainland Properties | 131 | 131 |
| Hawaii Properties (2) | 229 | 229 |
| Total | 360 | 360 |
| **Square Feet (3):** | | |
| Mainland Office | 12,613 | 12,613 |
| Mainland Industrial | 14,315 | 14,315 |
| Subtotal Mainland Properties | 26,928 | 26,928 |
| Hawaii Properties (2) | 17,778 | 17,778 |
| Total | 44,706 | 44,706 |
| **Percent Leased (4):** | | |
| Mainland Office | 96.9% | 100.0% |
| Mainland Industrial | 96.5% | 100.0% |
| Subtotal Mainland Properties | 97.7% | 100.0% |
| Hawaii Properties | 94.6% | 94.3% |
| Total | 95.9% | 97.8% |
| **Total Revenues:** | | |
| Mainland Office | $ 71,624 | $ 73,326 |
| Mainland Industrial | 20,529 | 20,567 |
| Subtotal Mainland Properties | 92,153 | 93,893 |
| Hawaii Properties | 23,613 | 23,339 |
| Total | $ 115,766 | $ 117,232 |

(1) Consists of properties that we owned continuously since January 1, 2016.
(2) Includes 229 buildings, leasable land parcels and easements with approximately 17,778 square feet which are primarily leasable industrial and commercial lands located in Hawaii.
(3) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.
(4) Includes (i) space being fitted out for occupancy pursuant to existing leases, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
28

SAME PROPERTY RESULTS OF OPERATIONS (CONTINUED)

# SAME PROPERTY RESULTS OF OPERATIONS (CONTINUED)

(dollars in thousands)

| | As of and For the Three Months Ended (1) | |
|---|---|---|
| | 3/31/2017 | 3/31/2016 |
| **NOI (2):** | | |
| Mainland Office | $ 55,558 | $ 57,617 |
| Mainland Industrial | 18,123 | 17,917 |
| Subtotal Mainland Properties | 73,681 | 75,534 |
| Hawaii Properties | 18,520 | 18,452 |
| Total | $ 92,201 | $ 93,986 |
| **Cash Basis NOI (2):** | | |
| Mainland Office | $ 51,765 | $ 52,947 |
| Mainland Industrial | 16,962 | 16,464 |
| Subtotal Mainland Properties | 68,727 | 69,411 |
| Hawaii Properties | 17,570 | 17,624 |
| Total | $ 86,297 | $ 87,035 |
| **NOI % Change:** | | |
| Mainland Office | -3.6% | |
| Mainland Industrial | 1.1% | |
| Subtotal Mainland Properties | -2.5% | |
| Hawaii Properties | 0.4% | |
| Total | -1.9% | |
| **Cash Basis NOI % Change:** | | |
| Mainland Office | -2.2% | |
| Mainland Industrial | 3.0% | |
| Subtotal Mainland Properties | -1.0% | |
| Hawaii Properties | -0.3% | |
| Total | -0.8% | |

(1) Consists of properties that we owned continuously since January 1, 2016.
(2) See page 21 for the calculation of NOI and Cash Basis NOI and a reconciliation of net income determined in accordance with GAAP to those amounts, and see page 22 for the calculation and a reconciliation of same property NOI and same property Cash Basis NOI.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
29

LEASING SUMMARY

# LEASING SUMMARY

(dollars and sq. ft. in thousands, except per sq. ft. data)

| | As of and For the Three Months Ended | | | | |
|---|---|---|---|---|---|
| | 3/31/2017 | 12/31/2016 | 9/30/2016 | 6/30/2016 | 3/31/2016 |
| Leasable buildings [1] | 362 | 362 | 361 | 360 | 360 |
| Total sq. ft. [2] | 44,813 | 44,813 | 44,763 | 44,706 | 44,706 |
| Square feet leased | 42,967 | 43,362 | 43,333 | 43,279 | 43,700 |
| Percentage leased | 95.9% | 96.8% | 96.8% | 96.8% | 97.8% |
| **Leasing Activity (Sq. Ft.):** | | | | | |
| New leases | 234 [3] | 100 | 8 | 15 | 42 |
| Renewals | 250 | 253 | 989 | 133 | 438 |
| Total | 484 | 353 | 997 | 148 | 480 |
| **% Change in GAAP Rent [4]:** | | | | | |
| New leases | 23.3% | -16.3% | 16.4% | -21.9% | 19.7% |
| Renewals | 20.0% | 35.4% | 4.8% | 24.6% | 13.6% |
| Weighted average | 20.9% | 32.0% | 4.9% | 15.5% | 13.9% |
| **Leasing Costs and Concession Commitments [5]:** | | | | | |
| New leases | $ 826 | $ 52 | $ 3 | $ 66 | $ 349 |
| Renewals | 309 | 35 | 845 | 25 | 12,263 |
| Total | $ 1,135 | $ 87 | $ 848 | $ 91 | $ 12,612 |
| **Leasing Costs and Concession Commitments per Sq. Ft. [5]:** | | | | | |
| New leases | $ 3.53 | $ 0.52 | $ 0.38 | $ 4.40 | $ 8.31 |
| Renewals | $ 1.24 | $ 0.14 | $ 0.85 | $ 0.19 | $ 28.00 |
| Total | $ 2.35 | $ 0.25 | $ 0.85 | $ 0.61 | $ 26.28 |
| **Weighted Average Lease Term by Sq. Ft. (years):** | | | | | |
| New leases | 7.1 | 3.1 | 7.0 | 4.3 | 21.9 |
| Renewals | 12.8 | 23.1 | 9.1 | 13.2 | 15.3 |
| Total | 10.0 | 17.4 | 9.1 | 12.3 | 15.8 |
| **Leasing Costs and Concession Commitments per Sq. Ft. per Year [5] [6]:** | | | | | |
| New leases | $ 0.50 | $ 0.17 | $ 0.05 | $ 1.02 | $ 0.38 |
| Renewals | $ 0.10 | $ 0.01 | $ 0.09 | $ 0.01 | $ 1.83 |
| Total | $ 0.23 | $ 0.01 | $ 0.09 | $ 0.05 | $ 1.66 |

(1) Includes 229 buildings, leasable land parcels and easements with approximately 17,778 square feet which are primarily leasable industrial and commercial lands located in Hawaii.
(2) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.
(3) Includes a 35 square foot expansion to be constructed prior to the commencement of the lease.
(4) Percent difference in prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization.
(5) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(6) Amounts are per square foot per year for the weighted average lease term by leased square feet.

*The above leasing summary is based on leases entered into during the periods indicated.*

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
30

OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE

SIR

# OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE

(sq. ft. in thousands)

| Property Type | Total Sq. Ft. (1) As of 3/31/2017 | Sq. Ft. Leases Executed During the Three Months Ended 3/31/2017 New (2) | Renewals | Total |
|---|---|---|---|---|
| Mainland Office | 12,720 | — | 101 | 101 |
| Mainland Industrial | 14,315 | — | 24 | 24 |
| Subtotal Mainland Properties | 27,035 | — | 125 | 125 |
| Hawaii Properties | 17,778 | 199 | 125 | 324 |
| Total | 44,813 | 199 | 250 | 449 |

| Property Type | As of 12/31/2016 | 12/31/2016 % Leased (3) | Sq. Ft. Leased Expired | New and Renewals (2) | Acquisitions / (Sales) | As of 3/31/2017 (2) | 3/31/2017 % Leased |
|---|---|---|---|---|---|---|---|
| Mainland Office | 12,335 | 97.0% | (101) | 101 | — | 12,335 | 97.0% |
| Mainland Industrial | 14,315 | 100.0% | (526) | 24 | — | 13,813 | 96.5% |
| Subtotal Mainland Properties | 26,650 | 98.6% | (627) | 125 | — | 26,148 | 96.7% |
| Hawaii Properties | 16,712 | 94.0% | (217) | 324 | — | 16,819 | 94.6% |
| Total | 43,362 | 96.8% | (844) | 449 | — | 42,967 | 95.9% |

(1) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.
(2) Square footage excludes a 35 square foot expansion to be constructed prior to the commencement of the lease.
(3) Excludes effects of space remeasurements during the period, if any. Percent leased includes (i) space being fitted out for occupancy pursuant to existing leases as of the date, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
31

TENANT DIVERSITY AND CREDIT CHARACTERISTICS

# TENANT DIVERSITY AND CREDIT CHARACTERISTICS

## As of March 31, 2017

| Tenant Industry | % of Annualized Rental Revenue (1) |
|---|---|
| Technology & Communications | 24.3% |
| Retail & Food | 18.8% |
| Real Estate & Financial | 13.1% |
| Manufacturing & Transportation | 11.4% |
| Energy Services | 10.4% |
| Industrial | 8.2% |
| Legal & Consulting | 7.8% |
| Other | 6.0% |
| | 100.0% |

% of Annualized Rental Revenue (1)


24.3%
18.8%
13.1%
11.4%
10.4%
8.2%
7.8%
6.0%
Technology & Communications
Retail & Food
Real Estate & Financial
Manufacturing & Transportation
Energy Services
Industrial
Legal & Consulting
Other

| Tenant Credit Characteristics | % of Annualized Rental Revenue (1) |
|---|---|
| Leased Hawaii lands | 15.1% (2) |
| Investment grade rated | 43.0% (3) |
| Unrated or non-investment grade | 41.9% |
| | 100.0% |

% of Annualized Rental Revenue (1)


15.1%
43.0%
41.9%
Leased Hawaii lands (2)
Investment grade rated (3)
Unrated or non-investment grade

(1) We define annualized rental revenue as the annualized contractual rents, as of March 31, 2017, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes amortization of tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.

(2) Excludes certain Hawaii lands which are leased by investment grade rated tenants and are included in the investment grade rated tenant credit category.

(3) Includes certain Hawaii lands which are leased by investment grade rated tenants.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
32

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUE

# TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUE

**As of March 31, 2017**

(sq. ft. in thousands)

| | Tenant | Property Type | Sq. Ft. (1) | | % of Total Sq. Ft. (1) | % of Annualized Rental Revenue (2) |
|---|---|---|---|---|---|---|
| 1. | Shook, Hardy & Bacon L.L.P. | Mainland Office | 596 | | 1.4% | 4.0% |
| 2. | Tellabs, Inc. | Mainland Office | 820 | | 1.9% | 3.7% |
| 3. | Amazon.com, Inc. | Mainland Industrial | 3,048 | | 7.1% | 3.5% |
| 4. | Noble Energy, Inc. | Mainland Office | 497 | | 1.2% | 3.2% |
| 5. | Bank of America, National Association | Mainland Office | 554 | | 1.3% | 3.2% |
| 6. | Tesoro Corporation | Mainland Office | 618 | | 1.4% | 3.0% |
| 7. | F5 Networks, Inc. | Mainland Office | 299 | | 0.7% | 2.9% |
| 8. | WestRock Company | Mainland Office | 311 | | 0.7% | 2.4% |
| 9. | Orbital ATK, Inc. | Mainland Office | 337 | | 0.8% | 2.3% |
| 10. | Technicolor SA | Mainland Industrial | 1,371 | | 3.2% | 2.2% |
| 11. | Tyson Foods, Inc. | Mainland Office | 248 | | 0.6% | 2.1% |
| 12. | Novell, Inc. | Mainland Office | 406 | | 0.9% | 1.7% |
| 13. | FedEx Corporation | Mainland Office; Mainland Industrial | 795 | (3) | 1.9% | 1.7% |
| 14. | PNC Bank, National Association | Mainland Office | 441 | | 1.0% | 1.4% |
| 15. | ServiceNow, Inc. | Mainland Office | 149 | | 0.3% | 1.3% |
| 16. | Allstate Insurance Company | Mainland Office | 458 | | 1.1% | 1.3% |
| 17. | Church & Dwight Co., Inc. | Mainland Office | 250 | | 0.6% | 1.3% |
| 18. | Restoration Hardware, Inc. | Mainland Industrial | 1,195 | | 2.8% | 1.3% |
| 19. | Tailored Brands, Inc. | Mainland Office | 206 | | 0.5% | 1.2% |
| 20. | Primerica Life Insurance Company | Mainland Office | 344 | | 0.8% | 1.2% |
| 21. | Compass Group USA, Inc. | Mainland Office | 227 | | 0.5% | 1.1% |
| 22. | United Launch Alliance, LLC | Mainland Industrial | 168 | | 0.4% | 1.1% |
| 23. | American Tire Distributors, Inc. | Mainland Office | 722 | | 1.7% | 1.1% |
| 24. | The Southern Company | Mainland Office | 448 | | 1.0% | 1.1% |
| 25. | Red Hat, Inc. | Mainland Office | 175 | | 0.4% | 1.0% |
| 26. | Arris Group, Inc. | Mainland Office | 132 | | 0.3% | 1.0% |
| | Total | | 14,815 | | 34.5% | 51.3% |

(1) Rented square feet is pursuant to existing leases as of March 31, 2017 and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

(2) We define annualized rental revenue as the annualized contractual rents, as of March 31, 2017, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes amortization of tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.

(3) Square footage excludes a 35 square foot expansion to be constructed prior to the commencement of the lease.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017

33

THREE YEAR LEASE EXPIRATION SCHEDULE BY PROPERTY TYPE

# THREE YEAR LEASE EXPIRATION SCHEDULE BY PROPERTY TYPE

**As of March 31, 2017**

(dollars and sq. ft. in thousands)

| | Total | 2017 | 2018 | 2019 | 2020 and Thereafter |
|---|---|---|---|---|---|
| **Mainland Office:** | | | | | |
| Total sq. ft. | 12,720 | | | | |
| Leased sq. ft. (1) | 12,335 | 135 | 753 | 206 | 11,241 |
| Percent | | 1.1% | 6.1% | 1.7% | 91.1% |
| Annualized rental revenue (2) | $ 284,740 | $ 2,537 | $ 9,427 | $ 4,299 | $ 268,477 |
| Percent | | 0.9% | 3.3% | 1.5% | 94.3% |
| **Mainland Industrial:** | | | | | |
| Total sq. ft. (3) | 14,315 | | | | |
| Leased sq. ft. (1) (3) | 13,813 | 93 | 55 | 95 | 13,570 |
| Percent | | 0.7% | 0.4% | 0.7% | 98.2% |
| Annualized rental revenue (2) | $ 77,348 | $ 1,438 | $ 1,055 | $ 604 | $ 74,251 |
| Percent | | 1.9% | 1.4% | 0.8% | 95.9% |
| **Subtotal Mainland Properties:** | | | | | |
| Total sq. ft. (3) | 27,035 | | | | |
| Leased sq. ft. (1) (3) | 26,148 | 228 | 808 | 301 | 24,811 |
| Percent | | 0.9% | 3.1% | 1.2% | 94.8% |
| Annualized rental revenue (2) | $ 362,088 | $ 3,975 | $ 10,482 | $ 4,903 | $ 342,728 |
| Percent | | 1.1% | 2.9% | 1.4% | 94.6% |
| **Hawaii Properties:** | | | | | |
| Total sq. ft. | 17,778 | | | | |
| Leased sq. ft. (1) | 16,819 | 194 | 230 | 1,653 | 14,742 |
| Percent | | 1.2% | 1.4% | 9.8% | 87.6% |
| Annualized rental revenue (2) | $ 91,773 | $ 831 | $ 1,554 | $ 4,155 | $ 85,233 |
| Percent | | 0.9% | 1.7% | 4.5% | 92.9% |
| **Total:** | | | | | |
| Total sq. ft. (3) | 44,813 | | | | |
| Leased sq. ft. (1) (3) | 42,967 | 422 | 1,038 | 1,954 | 39,553 |
| Percent | | 1.0% | 2.4% | 4.5% | 92.1% |
| Annualized rental revenue (2) | $ 453,861 | $ 4,806 | $ 12,036 | $ 9,058 | $ 427,961 |
| Percent | | 1.1% | 2.7% | 2.0% | 94.2% |

(1) Leased square feet is pursuant to existing leases as of March 31, 2017 and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied, or is being offered for sublease by tenants, if any.

(2) We define annualized rental revenue as the annualized contractual rents, as of March 31, 2017, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes amortization of tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.

(3) Square footage excludes a 35 square foot expansion to be constructed prior to the commencement of the lease.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
34

PORTFOLIO LEASE EXPIRATION SCHEDULE

# PORTFOLIO LEASE EXPIRATION SCHEDULE

**As of March 31, 2017**

(dollars and sq. ft. in thousands)

| Period / Year | Number of Tenants | Rented Square Feet Expiring (1) | % of Total Rented Square Feet Expiring (1) | Cumulative % of Total Rented Square Feet Expiring (1) | Annualized Rental Revenue Expiring (2) | % of Total Annualized Rental Revenue Expiring (2) | Cumulative % of Total Annualized Rental Revenue Expiring (2) |
|---|---|---|---|---|---|---|---|
| 4/1/2017 - 12/31/2017 | 9 | 422 | 1.0% | 1.0% | $ 4,806 | 1.1% | 1.1% |
| 2018 | 26 | 1,038 | 2.4% | 3.4% | 12,036 | 2.7% | 3.8% |
| 2019 | 21 | 1,954 | 4.5% | 7.9% | 9,058 | 2.0% | 5.8% |
| 2020 | 18 | 936 | 2.2% | 10.1% | 7,602 | 1.7% | 7.5% |
| 2021 | 20 | 1,400 | 3.3% | 13.4% | 12,832 | 2.8% | 10.3% |
| 2022 | 70 | 3,797 | 8.8% | 22.2% | 49,015 | 10.8% | 21.1% |
| 2023 | 25 | 3,043 | 7.1% | 29.3% | 40,267 | 8.9% | 30.0% |
| 2024 | 23 | 7,001 | 16.3% | 45.6% | 69,021 | 15.2% | 45.2% |
| 2025 | 17 | 1,770 | 4.1% | 49.7% | 26,336 | 5.8% | 51.0% |
| 2026 | 8 | 1,701 | 4.0% | 53.7% | 26,403 | 5.8% | 56.8% |
| Thereafter | 107 | 19,905 (3) | 46.3% | 100.0% | 196,485 | 43.2% | 100.0% |
| Total | 344 | 42,967 | 100.0% | | $ 453,861 | 100.0% | |
| Weighted average remaining lease term (in years) | | 10.3 | | | 9.9 | | |

(1) Rented square feet is pursuant to existing leases as of March 31, 2017, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

(2) We define annualized rental revenue as the annualized contractual rents, as of March 31, 2017, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes amortization of tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.

(3) Rented square footage excludes a 35 square foot expansion to be constructed prior to the commencement of the lease.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
35

Select Income REIT Supplemental Operating and Financial Data, March 31, 2017 36 HA W AII LAND RENT RESET SUMMA RY HAWAII LAND RENT RESET SUMMARY (dollars and sq. ft. in thousands) Historical Hawaii Land Rent Resets: For the Three Months Ended 3/31/2017 12/31/2016 9/30/2016 6/30/2016 3/31/2016 Number of leases subject to resets — — 1 — — Square feet — — 86 — — Percent change in GAAP rent (1) —% —% 43.0% —% —% Scheduled Hawaii Land Rent Resets: As of March 31, 2017 Number Annualized of Resets Sq. Ft. Rental Revenue (2) 4/1/2017 - 12/31/2017 4 223 $ 1,318 2018 8 380 2,525 2019 20 2,498 10,811 2020 and Thereafter 39 2,824 19,608 Total 71 5,925 $ 34,262 (1) Percent difference in prior rents charged for same space. Reset rents include estimated recurring expense reimbursements and exclude lease value amortization. (2) We define annualized rental revenue as the annualized contractual rents, as of March 31, 2017, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes amortization of tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.

37EXHIBIT Mapunapuna Ground Leases, Honolulu, HI 129 leasable land parcels and easements Approximate Square Feet: 6,541,000 37

PROPERTY DETAIL

# PROPERTY DETAIL

## As of March 31, 2017

(dollars and square feet in thousands)

**EXHIBIT A**

| | Property | City | State | Number of Buildings, Leasable Land Parcels and Easements (1) | Property Type | | Square Feet | % Leased | Annualized Rental Revenue (2) | Undepreciated Carrying Value (3) | Depreciated Carrying Value (3) | Date Acquired (4) | Weighted Average Year Built or Substantially Renovated (5) |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 1. | Inverness Center | Birmingham | AL | 3 | Mainland Office | Building | 448 | 100.0% | $ 4,875 | $ 38,631 | $ 33,507 | 12/9/2010; 4/17/2015 | 1985 |
| 2. | 4905 Moores Mill Road | Huntsville | AL | 1 | Mainland Industrial | Building | 1,371 | 100.0% | 9,790 | 73,001 | 65,281 | 8/31/2012 | 2007 |
| 3. | 445 Jan Davis Drive | Huntsville | AL | 1 | Mainland Office | Building | 57 | 100.0% | 971 | 10,280 | 10,137 | 7/22/2016 | 2007 |
| 4. | 4501 Industrial Drive | Fort Smith | AR | 1 | Mainland Industrial | Building | 64 | 100.0% | 465 | 4,385 | 4,196 | 1/29/2015 | 2013 |
| 5. | 16001 North 28th Avenue | Phoenix | AZ | 1 | Mainland Office | Building | 106 | 100.0% | 1,882 | 13,692 | 13,163 | 4/16/2015 | 2007 |
| 6. | 2149 West Dunlap Avenue | Phoenix | AZ | 1 | Mainland Office | Building | 123 | 100.0% | 2,453 | 20,109 | 19,327 | 1/29/2015 | 1983 |
| 7. | Regents Center | Tempe | AZ | 2 | Mainland Office | Building | 101 | 100.0% | 1,972 | 13,147 | 8,425 | 6/30/1999 | 1988 |
| 8. | Campbell Place | Carlsbad | CA | 2 | Mainland Office | Building | 95 | 100.0% | 2,603 | 21,314 | 19,296 | 9/21/2012 | 2007 |
| 9. | Folsom Corporate Center | Folsom | CA | 1 | Mainland Office | Building | 96 | 100.0% | 3,465 | 28,954 | 24,969 | 12/17/2010 | 2009 |
| 10. | Bayside Technology Park | Fremont | CA | 1 | Mainland Office | Building | 101 | 100.0% | 2,198 | 10,581 | 9,560 | 3/19/2009 | 1990 |
| 11. | 100 Redwood Shores Parkway | Redwood City | CA | 1 | Mainland Office | Building | 63 | 100.0% | 3,127 | 35,531 | 34,273 | 1/29/2015 | 2014 |
| 12. | 3875 Atherton Road | Rocklin | CA | 1 | Mainland Office | Building | 19 | 100.0% | 409 | 4,180 | 3,964 | 1/29/2015 | 1991 |
| 13. | 2090 Fortune Drive | San Jose | CA | 1 | Mainland Office | Building | 72 | 100.0% | 916 | 7,698 | 7,590 | 1/29/2015 | 2014 |
| 14. | 2115 O'Nel Drive | San Jose | CA | 1 | Mainland Office | Building | 99 | 100.0% | 3,168 | 33,098 | 31,739 | 1/29/2015 | 2013 |
| 15. | 6448-6450 Via Del Oro | San Jose | CA | 1 | Mainland Office | Building | 76 | 100.0% | 1,739 | 14,737 | 14,105 | 1/29/2015 | 1983 |
| 16. | North First Street | San Jose | CA | 1 | Mainland Office | Building | 64 | 100.0% | 2,006 | 14,494 | 13,842 | 12/23/2013 | 2013 |
| 17. | Rio Robles Drive | San Jose | CA | 3 | Mainland Office | Building | 186 | 100.0% | 4,551 | 44,978 | 42,678 | 12/23/2013 | 2011 |
| 18. | 2450 and 2500 Walsh Avenue | Santa Clara | CA | 2 | Mainland Office | Building | 132 | 100.0% | 4,563 | 44,797 | 42,814 | 1/29/2015 | 2014 |
| 19. | 3250 and 3260 Jay Street | Santa Clara | CA | 2 | Mainland Office | Building | 149 | 100.0% | 6,110 | 63,958 | 61,138 | 1/29/2015 | 2013 |
| 20. | 350 West Java Drive | Sunnyvale | CA | 1 | Mainland Office | Building | 96 | 100.0% | 2,901 | 24,012 | 22,637 | 11/15/2012 | 2012 |
| 21. | 7958 South Chester Street | Centennial | CO | 1 | Mainland Office | Building | 168 | 100.0% | 5,037 | 31,013 | 29,745 | 1/29/2015 | 2000 |
| 22. | 350 Spectrum Loop | Colorado Springs | CO | 1 | Mainland Office | Building | 156 | 100.0% | 2,714 | 23,265 | 22,173 | 1/29/2015 | 2000 |
| 23. | 955 Aeroplaza Drive | Colorado Springs | CO | 1 | Mainland Industrial | Building | 125 | 100.0% | 901 | 8,212 | 7,810 | 1/29/2015 | 2012 |
| 24. | 13400 East 39th Avenue and 3800 Wheeling Street | Denver | CO | 2 | Mainland Industrial | Building | 394 | 100.0% | 1,364 | 16,101 | 15,388 | 1/29/2015 | 1996 |
| 25. | 333 Inverness Drive South | Englewood | CO | 1 | Mainland Office | Building | 140 | 100.0% | 2,355 | 15,446 | 13,985 | 6/15/2012 | 1998 |
| 26. | 150 Greenhorn Drive | Pueblo | CO | 1 | Mainland Industrial | Building | 54 | 100.0% | 545 | 4,377 | 4,151 | 1/29/2015 | 2013 |
| 27. | 2 Tower Drive | Wallingford | CT | 1 | Mainland Industrial | Building | 62 | 100.0% | 404 | 3,643 | 3,070 | 10/24/2006 | 1978 |
| 28. | 1 Targeting Center | Windsor | CT | 1 | Mainland Office | Building | 97 | 100.0% | 1,119 | 9,076 | 8,233 | 7/20/2012 | 1999 |
| 29. | 235 Great Pond Road | Windsor | CT | 1 | Mainland Industrial | Building | 171 | 100.0% | 1,383 | 11,869 | 10,765 | 7/20/2012 | 2004 |
| 30. | 10350 NW 112th Avenue | Miami | FL | 1 | Mainland Office | Building | 79 | 100.0% | 3,051 | 23,469 | 22,388 | 1/29/2015 | 2002 |
| 31. | 2100 NW 82nd Avenue | Miami | FL | 1 | Mainland Industrial | Building | 37 | 100.0% | 261 | 1,897 | 1,225 | 3/19/1998 | 2013 |

(1) Land parcels include four easements.
(2) We define annualized rental revenue as the annualized contractual rents, as of March 31, 2017, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes amortization of tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017

38

PROPERTY DETAIL (CONTINUED)

# PROPERTY DETAIL (CONTINUED)

## As of March 31, 2017

(dollars and square feet in thousands)

## EXHIBIT A

| | Property | City | State | Number of Buildings, Leasable Land Parcels and Easements (1) | Property Type | | Square Feet | % Leased | Annualized Rental Revenue (2) | Undepreciated Carrying Value (3) | Depreciated Carrying Value (3) | Date Acquired (4) | Weighted Average Year Built or Substantially Renovated (5) |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 32. | One Primerica Parkway | Duluth | GA | 1 | Mainland Office | Building | 344 | 100.0% | 5,248 | 57,332 | 54,601 | 1/29/2015 | 2013 |
| 33. | King Street Ground Lease | Honolulu | HI | 1 | Hawaii Properties | Land | 21 | 100.0% | 237 | 1,342 | 1,342 | 12/5/2003 | — |
| 34. | Mapunapuna Ground Leases | Honolulu | HI | 129 | Hawaii Properties | Land | 6,541 | 100.0% | 49,460 | 344,489 | 341,241 | 12/5/2003;11/21/2012 | — |
| 35. | Safeway Shopping Center | Honolulu | HI | 3 | Hawaii Properties | Land | 158 | 100.0% | 3,407 | 11,604 | 11,516 | 12/5/2003 | — |
| 36. | Salt Lake Shopping Center | Honolulu | HI | 2 | Hawaii Properties | Land | 334 | 100.0% | 1,702 | 9,660 | 9,660 | 12/5/2003 | — |
| 37. | Sand Island Buildings | Honolulu | HI | 8 | Hawaii Properties | Building | 295 | 97.4% | 4,999 | 39,212 | 32,927 | 12/5/2003;11/23/2004 | 1974 |
| 38. | Sand Island Ground Leases | Honolulu | HI | 40 | Hawaii Properties | Land | 2,152 | 100.0% | 16,343 | 92,435 | 92,374 | 12/5/2003 | — |
| 39. | Waiwai Ground Leases | Honolulu | HI | 2 | Hawaii Properties | Land | 45 | 100.0% | 409 | 2,567 | 2,415 | 12/5/2003 | — |
| 40. | Campbell Buildings | Kapolei | HI | 5 | Hawaii Properties | Building | 285 | 98.0% | 3,330 | 24,198 | 19,101 | 6/15/2005 | 1978 |
| 41. | Campbell Easements | Kapolei | HI | 3 | Hawaii Properties | Land | — | —% | — (6) | 10,496 | 10,496 | 6/15/2005 | — |
| 42. | Campbell Ground Leases | Kapolei | HI | 35 | Hawaii Properties | Land | 7,901 | 88.0% | 11,634 | 103,353 | 103,063 | 6/15/2005 | — |
| 43. | Waipahu Ground Lease | Waipahu | HI | 1 | Hawaii Properties | Land | 44 | 100.0% | 250 | 717 | 717 | 12/5/2003 | — |
| 44. | 5500 SE Delaware Avenue | Ankeny | IA | 1 | Mainland Industrial | Building | 450 | 100.0% | 1,684 | 19,193 | 18,273 | 1/29/2015 | 2012 |
| 45. | 951 Trails Road | Eldridge | IA | 1 | Mainland Industrial | Building | 172 | 100.0% | 1,019 | 8,695 | 6,759 | 4/2/2007 | 2001 |
| 46. | 8305 NW 62nd Avenue | Johnston | IA | 1 | Mainland Office | Building | 199 | 100.0% | 3,240 | 34,008 | 32,301 | 1/29/2015 | 2011 |
| 47. | 2300 N 33rd Ave | Newton | IA | 1 | Mainland Industrial | Building | 317 | 100.0% | 1,458 | 13,823 | 10,978 | 9/29/2008 | 2008 |
| 48. | 7121 South Fifth Avenue | Pocatello | ID | 1 | Mainland Industrial | Building | 33 | 100.0% | 370 | 4,746 | 4,518 | 1/29/2015 | 2007 |
| 49. | 400 South Jefferson Street | Chicago | IL | 1 | Mainland Office | Building | 248 | 100.0% | 9,648 | 90,479 | 86,509 | 1/29/2015 | 2012 |
| 50. | 1230 West 171st Street | Harvey | IL | 1 | Mainland Industrial | Building | 40 | 100.0% | 442 | 2,473 | 2,382 | 1/29/2015 | 2004 |
| 51. | 475 Bond Street | Lincolnshire | IL | 1 | Mainland Industrial | Building | 223 | 100.0% | 1,607 | 20,957 | 20,088 | 1/29/2015 | 2000 |
| 52. | 1415 West Diehl Road | Naperville | IL | 1 | Mainland Office | Building | 820 | 100.0% | 16,766 | 188,475 | 175,371 | 4/1/2014 | 2001 |
| 53. | 5156 American Road | Rockford | IL | 1 | Mainland Industrial | Building | 38 | 100.0% | 173 | 1,929 | 1,846 | 1/29/2015 | 1996 |
| 54. | 440 North Fairway Drive | Vernon Hills | IL | 1 | Mainland Office | Building | 100 | 100.0% | 1,692 | 13,977 | 13,113 | 10/15/2013 | 2009 |
| 55. | Capitol Tower | Topeka | KS | 1 | Mainland Office | Building | 144 | 100.0% | 2,654 | 17,616 | 15,722 | 7/30/2012 | 2006 |
| 56. | The Atrium at Circleport II | Erlanger | KY | 1 | Mainland Office | Building | 86 | 100.0% | 1,255 | 13,032 | 9,201 | 6/30/2003 | 1999 |
| 57. | 17200 Manchac Park Lane | Baton Rouge | LA | 1 | Mainland Industrial | Building | 125 | 100.0% | 885 | 10,560 | 10,080 | 1/29/2015 | 2014 |
| 58. | 209 South Bud Street | Lafayette | LA | 1 | Mainland Industrial | Building | 60 | 100.0% | 511 | 5,249 | 5,002 | 1/29/2015 | 2010 |
| 59. | 300 and 330 Billerica Road | Chelmsford | MA | 2 | Mainland Office | Building | 209 | 53.1% | 1,548 | 18,635 | 16,691 | 1/18/2011;9/27/2012 | 2001 |
| 60. | 111 Powdermill Road | Maynard | MA | 1 | Mainland Office | Building | 287 | —% | — | 24,427 | 17,695 | 3/30/2007 | 1990 |
| 61. | 314 Littleton Road | Westford | MA | 1 | Mainland Office | Building | 175 | 100.0% | 4,626 | 33,944 | 32,295 | 1/29/2015 | 2013 |

(1) Land parcels include four easements.
(2) We define annualized rental revenue as the annualized contractual rents, as of March 31, 2017, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes amortization of tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.
(6) Excludes annual tenant percentage rent generally received and recognized during the first quarter of each year for the previous year. Percentage rent recognized during the first quarter of 2017 totaled $650.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
39

PROPERTY DETAIL (CONTINUED)

# PROPERTY DETAIL (CONTINUED)

## As of March 31, 2017

(dollars and square feet in thousands)

**EXHIBIT A**

| | Property | City | State | Number of Buildings, Leasable Land Parcels and Easements (1) | Property Type | | Square Feet | % Leased | Annualized Rental Revenue (2) | Undepreciated Carrying Value (3) | Depreciated Carrying Value (3) | Date Acquired (4) | Weighted Average Year Built or Substantially Renovated (5) |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 62. | 7001 Columbia Gateway Drive | Columbia | MD | 1 | Mainland Office | Building | 120 | 100.0% | 3,720 | 28,292 | 25,679 | 12/21/2012 | 2008 |
| 63. | 4000 Principio Parkway | North East | MD | 1 | Mainland Industrial | Building | 1,195 | 100.0% | 5,862 | 75,828 | 71,954 | 1/29/2015 | 2012 |
| 64. | 3550 Green Court | Ann Arbor | MI | 1 | Mainland Office | Building | 82 | 100.0% | 1,625 | 13,019 | 11,877 | 12/21/2012 | 1998 |
| 65. | 3800 Midlink Drive | Kalamazoo | MI | 1 | Mainland Industrial | Building | 158 | 100.0% | 2,184 | 43,229 | 41,030 | 1/29/2015 | 2014 |
| 66. | 2401 Cram Avenue SE | Bemidji | MN | 1 | Mainland Industrial | Building | 22 | 100.0% | 183 | 2,237 | 2,121 | 1/29/2015 | 2013 |
| 67. | 110 Stanbury Industrial Drive | Brookfield | MO | 1 | Mainland Industrial | Building | 16 | 100.0% | 189 | 2,059 | 1,958 | 1/29/2015 | 2012 |
| 68. | 2555 Grand Boulevard | Kansas City | MO | 1 | Mainland Office | Building | 596 | 100.0% | 18,084 | 78,818 | 75,734 | 7/31/2015 | 2003 |
| 69. | 628 Patton Avenue | Asheville | NC | 1 | Mainland Industrial | Building | 33 | 100.0% | 199 | 2,014 | 1,932 | 1/29/2015 | 1994 |
| 70. | 2300 and 2400 Yorkmont Road | Charlotte | NC | 2 | Mainland Office | Building | 284 | 100.0% | 6,385 | 47,625 | 45,345 | 1/29/2015 | 1995 |
| 71. | 3900 NE 6th Street | Minot | ND | 1 | Mainland Industrial | Building | 24 | 100.0% | 310 | 3,923 | 3,748 | 1/29/2015 | 2013 |
| 72. | 1415 West Commerce Way | Lincoln | NE | 1 | Mainland Industrial | Building | 222 | 100.0% | 1,094 | 10,718 | 10,256 | 1/29/2015 | 2000 |
| 73. | 18010 and 18020 Burt Street | Omaha | NE | 2 | Mainland Office | Building | 203 | 100.0% | 3,993 | 49,842 | 47,283 | 1/29/2015 | 2012 |
| 74. | 309 Dulty's Lane | Burlington | NJ | 1 | Mainland Industrial | Building | 634 | 100.0% | 3,325 | 53,000 | 50,215 | 1/29/2015 | 2001 |
| 75. | 500 Charles Ewing Boulevard | Ewing | NJ | 1 | Mainland Office | Building | 250 | 100.0% | 5,949 | 74,374 | 70,632 | 1/29/2015 | 2012 |
| 76. | 725 Darlington Avenue | Mahwah | NJ | 1 | Mainland Industrial | Building | 167 | 100.0% | 2,301 | 18,046 | 17,330 | 4/9/2014 | 2010 |
| 77. | One Jefferson Road | Parsippany | NJ | 1 | Mainland Office | Building | 100 | 100.0% | 4,185 | 19,107 | 18,578 | 11/13/2015 | 2009 |
| 78. | 299 Jefferson Road | Parsippany | NJ | 1 | Mainland Office | Building | 151 | 100.0% | 4,016 | 30,970 | 29,557 | 1/29/2015 | 2011 |
| 79. | 2375 East Newlands Road | Fernley | NV | 1 | Mainland Industrial | Building | 338 | 100.0% | 1,489 | 18,700 | 17,751 | 1/29/2015 | 2007 |
| 80. | 55 Commerce Avenue | Albany | NY | 1 | Mainland Industrial | Building | 125 | 100.0% | 1,089 | 11,284 | 10,730 | 1/29/2015 | 2013 |
| 81. | 8687 Carling Road | Liverpool | NY | 1 | Mainland Office | Building | 38 | 100.0% | 747 | 5,564 | 4,156 | 1/6/2006 | 2007 |
| 82. | 1212 Pittsford - Victor Road | Pittsford | NY | 1 | Mainland Office | Building | 55 | 100.0% | 1,024 | 5,531 | 4,281 | 11/30/2004 | 2003 |
| 83. | 500 Canal View Boulevard | Rochester | NY | 1 | Mainland Office | Building | 95 | 100.0% | 1,569 | 15,404 | 10,799 | 1/6/2006 | 1997 |
| 84. | 32150 Just Imagine Drive | Avon | OH | 1 | Mainland Industrial | Building | 645 | 100.0% | 3,479 | 25,480 | 20,921 | 5/29/2009 | 2000 |
| 85. | 1415 Industrial Drive | Chillicothe | OH | 1 | Mainland Industrial | Building | 44 | 100.0% | 362 | 4,465 | 4,288 | 1/29/2015 | 2012 |
| 86. | 2231 Schrock Road | Columbus | OH | 1 | Mainland Office | Building | 42 | 100.0% | 661 | 5,451 | 5,205 | 1/29/2015 | 1999 |
| 87. | 5300 Centerpoint Parkway | Groveport | OH | 1 | Mainland Industrial | Building | 581 | 100.0% | 2,905 | 32,563 | 30,946 | 1/29/2015 | 2014 |
| 88. | 200 Orange Point Drive | Lewis Center | OH | 1 | Mainland Industrial | Building | 125 | 100.0% | 1,032 | 9,913 | 9,446 | 1/29/2015 | 2013 |
| 89. | 301 Commerce Drive | South Point | OH | 1 | Mainland Industrial | Building | 75 | 100.0% | 485 | 5,130 | 4,884 | 1/29/2015 | 2013 |
| 90. | 2820 State Highway 31 | McAlester | OK | 1 | Mainland Industrial | Building | 24 (6) | 100.0% | 228 | 3,553 | 3,432 | 1/29/2015 | 2012 |
| 91. | 501 Ridge Avenue | Hanover | PA | 1 | Mainland Industrial | Building | 502 | —% | — | 27,030 | 22,284 | 9/24/2008 | 1965 |

(1) Land parcels include four easements.
(2) We define annualized rental revenue as the annualized contractual rents, as of March 31, 2017, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes amortization of tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.
(6) Square footage excludes a 35 square foot expansion to be constructed prior to the commencement of the lease.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017
40

PROPERTY DETAIL (CONTINUED)

# PROPERTY DETAIL (CONTINUED)

## As of March 31, 2017

(dollars and square feet in thousands)

## EXHIBIT A

| | Property | City | State | Number of Buildings, Leasable Land Parcels and Easements (1) | Property Type | | Square Feet | % Leased | Annualized Rental Revenue (2) | Undepreciated Carrying Value (3) | Depreciated Carrying Value (3) | Date Acquired (4) | Weighted Average Year Built or Substantially Renovated (5) |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 92. | 8800 Tinicum Boulevard | Philadelphia | PA | 1 | Mainland Office | Building | 441 | 100.0% | 6,445 | 71,031 | 67,395 | 1/29/2015 | 2000 |
| 93. | 9680 Old Bailes Road | Fort Mill | SC | 1 | Mainland Office | Building | 60 | 100.0% | 767 | 8,857 | 8,420 | 1/29/2015 | 2007 |
| 94. | 996 Paragon Way | Rock Hill | SC | 1 | Mainland Industrial | Building | 945 | 100.0% | 3,041 | 38,520 | 36,574 | 1/29/2015 | 2014 |
| 95. | 510 John Dodd Road | Spartanburg | SC | 1 | Mainland Industrial | Building | 1,016 | 100.0% | 4,644 | 61,298 | 58,157 | 1/29/2015 | 2012 |
| 96. | 4836 Hickory Hill Road | Memphis | TN | 1 | Mainland Industrial | Building | 646 | 100.0% | 1,382 | 12,529 | 11,915 | 12/23/2014 | 2007 |
| 97. | 2020 Joe B. Jackson Parkway | Murfreesboro | TN | 1 | Mainland Industrial | Building | 1,016 | 100.0% | 5,016 | 62,759 | 59,766 | 1/29/2015 | 2012 |
| 98. | 16001 North Dallas Parkway | Addison | TX | 2 | Mainland Office | Building | 554 | 100.0% | 14,314 | 105,724 | 95,770 | 1/16/2013 | 1996 |
| 99. | 2115-2116 East Randol Mill Road | Arlington | TX | 1 | Mainland Office | Building | 183 | 100.0% | 1,044 | 13,242 | 12,408 | 1/29/2015 | 1989 |
| 100. | Research Park | Austin | TX | 2 | Mainland Industrial | Building | 149 | 100.0% | 2,493 | 15,463 | 9,352 | 6/16/1999 | 1999 |
| 101. | 1001 Noble Energy Way | Houston | TX | 1 | Mainland Office | Building | 497 | 100.0% | 14,683 | 121,897 | 115,494 | 1/29/2015 | 1998 |
| 102. | 10451 Clay Road | Houston | TX | 1 | Mainland Office | Building | 97 | 100.0% | 2,787 | 27,012 | 25,831 | 1/29/2015 | 2013 |
| 103. | 6380 Rogerdale Road | Houston | TX | 1 | Mainland Office | Building | 206 | 100.0% | 5,628 | 46,915 | 45,114 | 1/29/2015 | 2006 |
| 104. | 4221 W. John Carpenter Freeway | Irving | TX | 1 | Mainland Office | Building | 54 | 100.0% | 643 | 5,974 | 3,219 | 3/19/1998 | 1995 |
| 105. | 8675,8701-8711 Freeport Pkwy and 8901 Esters Boulevard | Irving | TX | 3 | Mainland Office | Building | 458 | 100.0% | 6,038 | 81,610 | 77,855 | 1/29/2015 | 1990 |
| 106. | 1511 East Common Street | New Braunfels | TX | 1 | Mainland Office | Building | 63 | 100.0% | 1,077 | 14,412 | 13,777 | 1/29/2015 | 2005 |
| 107. | 2900 West Plano Parkway | Plano | TX | 1 | Mainland Office | Building | 191 | 100.0% | 1,420 | 27,491 | 26,284 | 1/29/2015 | 1998 |
| 108. | 3400 West Plano Parkway | Plano | TX | 1 | Mainland Office | Building | 235 | 100.0% | 1,485 | 34,409 | 32,708 | 1/29/2015 | 1994 |
| 109. | 19100 Ridgewood Parkway | San Antonio | TX | 1 | Mainland Office | Building | 618 | 100.0% | 13,809 | 192,538 | 182,358 | 1/29/2015 | 2008 |
| 110. | 3600 Wiseman Boulevard | San Antonio | TX | 1 | Mainland Office | Building | 100 | 100.0% | 3,054 | 15,443 | 14,221 | 3/19/2013 | 2004 |
| 111. | 1800 Novell Place | Provo | UT | 1 | Mainland Office | Building | 406 | 100.0% | 7,940 | 85,640 | 76,101 | 6/1/2012 | 2000 |
| 112. | 4885-4931 North 300 West | Provo | UT | 2 | Mainland Office | Building | 125 | 100.0% | 3,680 | 29,338 | 26,690 | 2/28/2013 | 2009 |
| 113. | 1095 South 4800 West | Salt Lake City | UT | 1 | Mainland Industrial | Building | 150 | 100.0% | 1,122 | 8,413 | 8,038 | 1/29/2015 | 2012 |
| 114. | 1901 Meadowville Technology Parkway | Chester | VA | 1 | Mainland Industrial | Building | 1,016 | 100.0% | 6,328 | 71,511 | 67,854 | 1/29/2015 | 2012 |
| 115. | 501 South 5th Street | Richmond | VA | 1 | Mainland Office | Building | 311 | 100.0% | 10,868 | 123,687 | 113,391 | 7/2/2013 | 2009 |
| 116. | Parham Place | Richmond | VA | 3 | Mainland Office | Building | 89 | 100.0% | 1,586 | 9,865 | 9,560 | 7/20/2015 | 2013 |
| 117. | 9201 Forest Hill Avenue | Richmond | VA | 1 | Mainland Office | Building | 50 | 100.0% | 1,106 | 6,094 | 6,034 | 10/12/2016 | 1985 |
| 118. | 1751 Blue Hills Drive | Roanoke | VA | 1 | Mainland Industrial | Building | 399 | 100.0% | 1,874 | 23,760 | 22,669 | 1/29/2015 | 2003 |
| 119. | Orbital Sciences Campus | Sterling | VA | 3 | Mainland Office | Building | 337 | 100.0% | 10,266 | 72,165 | 65,421 | 11/29/2012 | 2000 |
| 120. | 181 Battaile Drive | Winchester | VA | 1 | Mainland Industrial | Building | 308 | 100.0% | 1,469 | 14,341 | 10,817 | 4/20/2006 | 1987 |
| 121. | 351, 401, 501 Elliott Ave West | Seattle | WA | 3 | Mainland Office | Building | 300 | 100.0% | 13,283 | 129,670 | 124,549 | 1/29/2015 | 2000 |
| | | | | **362** | | | **44,813** | **95.9%** | **$ 453,861** | **$ 4,144,345** | **$ 3,881,945** | | **2004** |

(1) Land parcels include four easements.
(2) We define annualized rental revenue as the annualized contractual rents, as of March 31, 2017, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes amortization of tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.

Select Income REIT
Supplemental Operating and Financial Data, March 31, 2017

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